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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


We hereby consent to the use in this Registration Statement on Form SB-2 and Prospectus of St. Joseph Capital Corporation of our report, dated February 19, 1999, on the consolidated financial statements of St. Joseph Capital Corporation as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and for the period from February 29, 1996 (date of inception) to December 31, 1996. We also consent to the use of our name and the statements with respect to us appearing under the heading of "Experts" in the Prospectus.




                                          Crowe, Chizek and Company LLP

South Bend, Indiana
July 16, 1999